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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the use in this Registration Statement on Form S-4 of Ziff Davis Media Inc. of our report on the finacial staements of Ziff Davis Media Inc. dated June 5, 2000 and our report on the carve out financial statements of Ziff Davis Publishing (a division of Ziff Davis Inc.) dated February 25, 2000, except as to Note 18, which is as of October 13, 2000, which appear in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP
January 22, 2001
New York, NY